UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

BREITLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-50541	88-0507007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 Pacific Avenue, Suite 12000, Dallas, Texas	75201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (214) 716-2600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held July 8, 2014, stockholders (a) elected five directors to hold office until the 2015 annual meeting of stockholders (Proposal No. 1), (b) approved, in an advisory (non-binding) vote, the Company's Executive Compensation (Proposal No. 2), (c) approved holding the advisory vote on executive compensation once every three years (Proposal No. 3), and (d) approved the adoption of the Breitling Energy Corporation 2014 Stock Incentive Plan (Proposal No. 4). No vote was taken on the ratification of the appointment of Rothstein Kass as the Company’s independent accountants for the fiscal year ending December 31, 2014, since Rothstein Kass submitted its resignation prior to the meeting. The vote tabulation follows for each proposal:

Proposal No. 1. Election of Directors.

	For	Withhold	Broker Non-Vote
1. Chris A. Faulkner	462,967,820	59,786	11,675,301
2. Jeremy S. Wagers	463,008,179	19,427	11,675,301
3. Jonathan S. Huberman	463,008,124	19,482	11,675,301
4. Richard H. Mourglia	463,008,624	18,982	11,675,301
5. Chris E. Williford	463,008,704	18,902	11,675,301

Proposal No. 2. Vote, on an advisory and non-binding basis, on the compensation of the Company's named executive officers for fiscal year 2013.

For	Against	Abstain	Broker Non-Vote
462,619,740	362,124	45,742	11,675,301

Proposal No. 3. Vote, on an advisory vote to determine the frequency of the advisory vote on compensation of our named executive officers.

Three Years	Two Years	One Year	Abstain	Broker Non-Vote
462,481,071	53,825	478,789	13,921	11,675,301

Approval of the Breitling Energy Corporation 2014 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
462,719,603	160,226	147,777	11,675,301

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2014

Breitling Energy Corporation

By:	/s/ Chris A. Faulkner
Name:	Chris A. Faulkner
Title:	CEO

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